Exhibit 10.4


                 EXCHANGE RIGHTS ACQUISITION AND GRANT AGREEMENT


      THIS EXCHANGE RIGHTS ACQUISITION AND GRANT AGREEMENT (this "Agreement") is entered into and effective as of this 23rd day of July, 2000, by and among VOICESTREAM PCS BTA I CORPORATION, a Delaware corporation ("VoiceStream BTA"), VoiceStream Wireless Corporation, a Delaware corporation ("VoiceStream"), WESTERN WIRELESS CORPORATION, a Washington corporation ("WWC"), and PROVIDENCE MEDIA PARTNERS L.P., a Delaware limited partnership ("Providence").

                                    RECITALS

      (i) VoiceStream, VoiceStream BTA, formerly known as Western PCS BTA I Corporation, WWC, and Providence are parties to that certain PCS Block "C" Organization and Financing Agreement dated November 5, 1995, as amended by amendments dated April 8, 1996 (the "First Amendment"), June 27, 1996 (the "Second Amendment"), July 30, 1996 (the "Third Amendment"), and April 14, 2000 (the "Fourth Amendment") (together, the "Organization and Financing Agreement"), whereby the parties thereto specified certain terms with respect to the organization and financing of Cook Inlet VoiceStream PV/SS PCS, L.P. (the "Limited Partnership") and operation of various wireless telecommunications systems, and the terms of various contracts for use among the parties thereto and others in connection with such organization, financing, and operations. The other parties to the Organization and Financing Agreement are: COOK INLET PV/SS PCS PARTNERS, L.P., a Delaware limited partnership ("Control Group"); COOK INLET TELECOMMUNICATIONS, INC., a Delaware corporation ("Cook Inlet"); and SSPCS CORPORATION, a Delaware corporation ("SSPCS").

      (ii) Control Group and VoiceStream BTA are parties to that certain Cook Inlet VoiceStream PV/SS PCS, L.P. Limited Partnership Agreement dated November 5, 1995, as amended by the First Amendment, the Second Amendment, the Third Amendment, and the Fourth Amendment (together, the "Limited Partnership Agreement"), whereby the parties thereto formed the Limited Partnership to apply to the FCC for the right to participate in the Auction and to bid and acquire Licenses, as such terms are defined therein.

      (iii) Pursuant to the Organization and Financing Agreement, each of Cook Inlet, SSPCS and Providence is (a) defined to be a Control Group Partner with Partnership Interests (as defined therein) in Control Group, and (b) is therefore granted certain rights ("WWC Exchange Rights") to exchange its ownership rights in its Partnership Interest in Control Group for shares of WWC common stock in certain circumstances.

      (iv) Providence desires to sell and WWC desires, in conjunction with VoiceStream, to acquire for cancellation, the WWC Exchange Rights of Providence for consideration consisting of cash from WWC and a grant of new exchange rights by VoiceStream.

      (v) The parties desire to set forth the full terms of their agreement respecting the same in this written contract.

                                    AGREEMENT

      NOW, THEREFORE, in consideration of the mutual covenants contained herein, the parties hereto hereby agree as follows:

                                    ARTICLE I
                                   DEFINITIONS

      ALL WORDS CAPITALIZED HEREIN AND NOT DEFINED SHALL HAVE THE MEANINGS GIVEN THEM IN THE ORGANIZATION AND FINANCING AGREEMENT.

      Otherwise, for purposes of this Agreement, the following terms have the meanings set forth below.

      "VoiceStream" means VoiceStream Wireless Corporation, a Delaware corporation and its successors and assigns.

      "VoiceStream Common Stock" means the common stock, $0.001 par value, of VoiceStream.

      "VoiceStream Organic Change" means any recapitalization, reorganization, reclassification, spin-off, split-off, extraordinary dividend or distribution, consolidation or merger with another Person of VoiceStream, or any successor(s) thereto, or sale of all or substantially all, in any or a series of transactions, of the assets or stock of VoiceStream, or any successor(s) thereto, to another Person, or other transaction involving VoiceStream, or any successor(s) thereto, which is effected in such a manner that holders of VoiceStream Common Stock, or of stock or other interests in any of the respective successors to VoiceStream as the case may be, are entitled to receive (either directly or upon subsequent liquidation) stock, securities or assets or other consideration with respect to or in exchange for such stock or interests.

                                   ARTICLE II
                         PURCHASE OF WWC EXCHANGE RIGHTS

      WWC and VoiceStream hereby purchase from Providence, and Providence hereby sells to WWC and VoiceStream, all of Providence's right, title and interest in and to the WWC Exchange Rights for the following consideration:

            (a) the sum of Twenty Million Dollars ($20,000,000), payable in cash within five (5) business days of the execution of this Agreement; and

            (b) the grant to Providence of the rights to exchange ownership rights in its Partnership Interest in Control Group for VoiceStream Common Stock ("Exchange Rights"), which Exchange Rights are hereby granted. The terms and conditions of the Exchange Rights are set forth in Article III hereof.

                                   ARTICLE III
                                 EXCHANGE RIGHTS

      3.1 Exchange Rights. The Exchange Rights shall be exercisable (the "Exchange") by Providence only on the following terms and only during the thirty
(30) day exchange period beginning on April 27, 2002 (the "Exchange Date"), and ending at 5:00 p.m. pacific time on May 26, 2002, (the "Exchange Period") in accordance with the following, provided that in the event that the FCC Rules are amended or a law or other legislation is passed ("Legislation") such that neither License forfeiture nor violation of the C and F block eligibility requirements (as defined by the FCC Rules) would occur as a result of the Exchange occurring sooner than April 27, 2002, then the Exchange Date shall be advanced to




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the earliest date that the Exchange may take place without violation of the FCC
Rules, provided, that, unless waived in writing by Providence, such date shall not be earlier than (i) thirty (30) days after Providence has received written notice from VoiceStream of such FCC Rule amendment or such Legislation or (ii) if required by Providence, the date that VoiceStream, or its Affiliate, to the extent reasonably possible, provides a legal opinion to Providence from outside counsel to VoiceStream addressed to the Limited Partnership, which counsel and opinion are acceptable to Providence and the Company, opining that an Exchange on the earlier Exchange Date (such new Exchange Date to be set forth in such legal opinion) would not result in License forfeiture or violation of the C and F block eligibility requirements:

            (a) Providence may elect to exchange all, but not less than all, of the ownership rights in its Partnership Interest in Control Group for three hundred twenty-one thousand three hundred and thirty-four (321,334) shares of VoiceStream Common Stock.

            (b) To cause an Exchange, Providence shall deliver an irrevocable written notice of the same (an "Exchange Notice") to VoiceStream during the Exchange Period; provided that, if as of the end of the Exchange Period Providence has failed to so deliver said notice, the Exchange Rights of Providence (pursuant to this Agreement) shall then immediately terminate.

            (c) The WWC Exchange Rights of Providence set forth in the Organization and Financing Agreement are upon execution hereof deemed cancelled and are null and void, and Providence shall have no further right or obligation in respect of the WWC Exchange Rights or any other part or provision of Article III of the Organization and Financing Agreement as set forth therein, and the parties agree that this Agreement shall supersede such Article III.

            (d) VoiceStream BTA, WWC, VoiceStream and Providence agree to structure, to the extent reasonably possible, the Exchange for Providence in a way that is tax free to each of Providence and to VoiceStream BTA, WWC, and VoiceStream and such structure may include a stock exchange that includes the stock of a special purpose corporation holding the Partnership Interest of Providence in the Control Group; provided, however, that in doing so there are no negative tax or accounting attributes of such an Exchange that adversely impact VoiceStream BTA, Providence, WWC, or VoiceStream to a greater extent than would be experienced in a direct exchange for a Partnership Interest (other than the receipt of a carry over basis due to the tax free nature of the transaction), as determined in utmost good faith by VoiceStream BTA in its reasonable discretion. If Providence desires such a tax free structure, it shall be a special purpose corporation. A "special purpose corporation" shall mean a corporation formed for the purpose of holding an interest in the Control Group.

            (e) If VoiceStream BTA or VoiceStream in connection with the Exchange, directly acquires a Partnership Interest, VoiceStream BTA or VoiceStream, as the case may be, shall take all actions necessary to satisfy the applicable requirements of Section 12.6 of the limited partnership agreement of Control Group.

            (f) Upon receipt of an Exchange Notice during the Exchange Period, and if VoiceStream Common Stock is listed or admitted for trading on the NASDAQ National Market System or the New York Stock Exchange, then VoiceStream BTA and VoiceStream agree that VoiceStream shall issue to Providence, as soon as reasonably practicable but in any event no later than sixty (60) days following delivery of the Exchange Notice (the "Outside Delivery Date"), three hundred twenty-one thousand three hundred and thirty-four (321,334) shares of VoiceStream Common Stock provided that at the time of such issuance (i) such shares will be duly authorized, validly issued, fully paid and non-




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


assessable and free and clear of all liens, claims and encumbrances or preemptive or similar rights, (ii) such shares are delivered in compliance with Federal and state securities laws, (iii) such shares are subject to an effective registration statement under the Securities Act of 1933, as amended (the "Securities Act"), covering the offer and sale of such shares by Providence (the "Registration Statement") from time to time in negotiated transactions, in market transactions or otherwise, (iv) such shares are registered or qualified for offer of sale by Providence under the securities or blue sky laws of such States as Providence shall reasonably request. VoiceStream covenants and agrees that it shall (x) prepare and file with the Securities and Exchange Commission (the "SEC") such amendments as may be necessary to keep the Registration Statement effective until the earlier of the date all of such shares have been sold by Providence, the date all of such shares are freely tradable without registration or restriction (under Rule 144(k) promulgated under the Securities Act or otherwise), but not before the expiration of the 90-day period referred to in Section 4(3) of the Securities Act and Rule 174 promulgated thereunder,
(y) cause each such state securities or blue sky registration or qualification to remain effective during the period the Registration Statement is required to be kept effective hereunder, and (z) cause the shares covered by such Registration Statement, by the date of the first sale by Providence thereunder, to be listed or admitted for trading on each securities exchange (or, if applicable, the NASDAQ national market system) on which VoiceStream Common Stock is then listed or admitted for trading.

      3.2   Increase or Combination of Common Stock.

      At any time prior to the date VoiceStream Common Stock is issued to Providence in accordance with this Agreement, if at any time VoiceStream (a) pays a dividend or makes a distribution in shares of its capital stock or securities convertible or exchangeable for shares of its capital stock, (b) issues by reclassification, or (c) subdivides (by any stock split, recapitalization or otherwise) one or more classes of its outstanding shares of VoiceStream Common Stock into a greater number of shares, the number of shares of VoiceStream Common Stock to be issued pursuant to Section 3.1 immediately prior to such increase shall be adjusted proportionately, and if VoiceStream at any time combines (by reverse stock split or otherwise) one or more classes of its outstanding shares of VoiceStream Common Stock into a smaller number of shares, the number of shares of VoiceStream Common Stock issuable to Providence on an Exchange immediately prior to such combination shall be adjusted proportionately to allow Providence the full benefit and effect of the increase or combination as if the Exchange had occurred immediately prior to the increase or combination, as the case may be.

      3.3   Reorganization, Reclassification, Consolidation, Merger or Sale.

      At any time prior to the date VoiceStream Common Stock is issued to Providence in accordance with this Agreement, prior to the consummation of each VoiceStream Organic Change, VoiceStream shall make appropriate provisions (in form and substance reasonably satisfactory to Providence) to insure that Providence thereafter shall have the right to exchange for and receive, in lieu of or in addition to (as the case may be) the shares of VoiceStream Common Stock immediately theretofore acquirable and receivable upon an Exchange, such shares of stock, securities or assets or other consideration as Providence would have received in connection with such VoiceStream Organic Change if Providence had effected the Exchange immediately prior to such VoiceStream Organic Change. In the event of each VoiceStream Organic Change, VoiceStream shall also make appropriate provisions (in form and substance reasonably satisfactory to Providence) to insure that Providence continues to have the benefit of this
Section 3.3 thereafter. VoiceStream shall not effect any VoiceStream Organic Change unless prior to the consummation thereof, the successor corporation (if other than VoiceStream) resulting from consolidation or merger or the Person purchasing such stock or assets assumes by written instrument (in form reasonably satisfactory to Providence) the obligation to deliver to Providence such shares of stock,




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


securities or assets or other consideration as, in accordance with the foregoing provisions, Providence may be entitled to acquire.

      3.4 Recapture of Bidding Credits and Acceleration of FCC Loans. In the event that an Exchange results in either (a) the recapture by the FCC of any bidding credits or other discounts received by Applicant with respect to the award of Licenses in connection with the Auction, or (b) the acceleration of any obligation or debt owed to the FCC in connection with the Auction, the Applicant solely shall be liable to the FCC for such amounts.

                                   ARTICLE IV
                    SHARING OF PROCEEDS OF SALE TRANSACTIONS

      The parties acknowledge that Providence was under no obligation to exercise the WWC Exchange Rights and agree that Providence is not hereunder obligated to exercise the Exchange Rights. The parties further acknowledge and agree that, as of this date, Providence has received a portion of the value of the WWC Exchange Rights in cash pursuant to the transactions described in
Article II hereof, although it has not and will not exercise the WWC Exchange Rights and may never exercise the Exchange Rights. In light of the foregoing, the parties agree that if Providence fails to exercise the Exchange Rights pursuant to Article III after receiving at least thirty (30) days written notice from VoiceStream of its right to do so, then upon and from the receipt by Providence of cash proceeds from a Sale Transaction (as defined below), Providence shall immediately pay in cash to WWC the lesser of:

            (a)   Twenty Million Dollars ($20,000,000); or

            (b) the amount of proceeds equal to the total amount of cash distributions from the Limited Partnership and Control Group to which Providence or any subsidiary, parent or Affiliate thereof is entitled as a result of the Sale Transaction, provided that in calculating such amount, no distributions of income or other distributions relating to the ownership and operation of the Limited Partnership's business, assets and/or FCC licenses shall be included.

      A "Sale Transaction" shall mean any sale, transfer, disposition or conveyance (or series of related or unrelated sales, etc.), directly or indirectly, by the Limited Partnership or any subsidiary, parent or Affiliate thereof, of all or substantially all of its assets and the FCC licenses that allow and comprise the wireless telecommunications systems directly or indirectly owned by the Limited Partnership.

                                    ARTICLE V
                         REPRESENTATIONS AND WARRANTIES

      5.1 VoiceStream and VoiceStream BTA jointly and severally represent and warrant to and covenant with Providence as follows:

            (a) VoiceStream is a corporation duly organized, validly existing and in good standing under the laws of Delaware. VoiceStream has all requisite corporate power and authority and any necessary governmental approval to own, lease and operate its properties and to carry on its business as now being conducted. VoiceStream is duly qualified or licensed and in good standing to do business in each jurisdiction in which the character of the property owned, leased or operated by it or the nature of the business conducted by it makes such qualification or licensing necessary.




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


            (b) VoiceStream has filed with the SEC all documents required to be filed by it since December 31, 1998 under the Securities Act or the Exchange Act (the "VoiceStream SEC Documents"). As of their respective filing dates, the VoiceStream SEC Documents complied in all material respects with the requirements of the Securities Act or the Exchange Act, as the case may be, each as in effect on the date so filed, and at the time filed with the SEC none of the VoiceStream SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements of VoiceStream included in the VoiceStream SEC Documents comply as of their respective dates in all material respects with the then applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with generally accepted accounting principles (except in the case of the unaudited statements, as permitted by Form 10-Q under the Exchange Act) applied on a consistent basis during the periods involved (except as may be indicated therein or in the notes thereto) and fairly present the consolidated financial position of VoiceStream and its consolidated subsidiaries as at the dates thereof and the consolidated results of their operations and their consolidated cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments and to any other adjustments described therein).

            (c) VoiceStream has provided Providence with true copies of all contracts, agreements and other instruments governing the rights of SSPCS and Cook Inlet to exchange their interests in Control Group. Prior to the Closing of the Agreement and Plan of Merger dated as of July 23, 2000, by and among Deutsche Telecom AG and VoiceStream, VoiceStream agrees that no material changes will be made to such agreements that provide rights that are more favorable than those provided to Providence.

      5.2 Providence, WWC, VoiceStream and VoiceStream BTA represent and warrant to, and covenant with and among, each other as follows:

      Each party has all requisite corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby, have been duly and validly authorized by such party's Board of Directors and no other corporate proceedings on the part of such party or its stockholders are necessary to authorize the execution and delivery of this Agreement or to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by such party and constitutes the legal, valid and binding agreement of such party, enforceable against it in accordance with the terms of this Agreement. No consent, approval, waiver or authorization of, notice to or declaration or filing with any governmental entity or authority is required in connection with the execution, delivery or performance by such party of this Agreement or the consummation by it of the transactions contemplated hereby.

                                   ARTICLE VI
                                  MISCELLANEOUS

      6.1 Entire Agreement; Amendment. This Agreement and the Organization and Financing Agreement referenced herein embody the complete agreement and understanding among the parties hereto with respect to the subject matter hereof and supersede and preempt any prior understandings, agreements or representations by or among the parties, written or oral, which may have related to the subject matter hereof in any way. This Agreement may be amended only by an instrument executed by each of the parties hereto.




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


      6.2 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned or delegated by any of the parties hereto without the prior written consent of the other parties hereto.

      6.3 Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of this Agreement; provided that the parties shall, in good faith, negotiate fair market-based compensation to any party which loses rights hereunder pursuant to such interpretation.


      6.4 Savings Clause. Notwithstanding anything in this Agreement to the contrary, if the possession or exercise of any right of the parties set forth in this Agreement would cause the Limited Partnership to violate any applicable laws, including, without limitation, any FCC Rules, as in effect from time to time, or result in an adverse regulatory action or ruling by the FCC, such right shall be deemed not to exist; provided that the parties shall, in good faith, negotiate fair market-based compensation to any party which loses any right hereunder pursuant to such right being deemed not to exist.

      6.5 Governing Law. All questions concerning the construction, validity and interpretation of this Agreement and the exhibits and schedules hereto shall be governed by the internal law, and not the law of conflicts, of Delaware.

      6.6 Notices. All notices, demands or other communications to be delivered under or by reason of the provisions of this Agreement shall be in writing and shall be deemed to have been given (a) when delivered personally to the recipient; (b) two business days after being sent to the recipient by reputable express courier service (charges prepaid); (c) five business days after being mailed to the recipient by certified or registered mail, return receipt requested and postage prepaid; and (d) when acknowledged by the recipient if given by facsimile transmission. Such notices, demands and other communications shall be sent to each party at the respective addresses indicated below:

      If to VoiceStream BTA, WWC
      or VoiceStream:               3650 131st Avenue SE
                                    Bellevue, WA 98006
                                    Attention:  General Counsel
                                    Facsimile: (425) 586-8090

      With a copy in each case to:  Richard B. Dodd
                                    Preston Gates & Ellis
                                    701 Fifth Avenue, Suite 5000
                                    Seattle, WA 98104-7078
                                    Facsimile: (206) 623-7022

      If to Providence :            Providence Media Partners L.P.
                                    50 Kennedy Plaza, 9th Floor
                                    Attention:  Jonathan M. Nelson
                                    Fax:  (401) 751-1790




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


                                    With a copy in each case to:
                                    Edwards & Angell, LLP
                                    2800 Bank Boston Plaza
                                    Providence, RI
                                    Attention:  David K. Duffell
                                    Fax:  (401) 276-6602

or to such other address or to the attention of such other person as the recipient party has specified by prior written notice to the sending party.

      6.7 Descriptive Headings. The descriptive headings of this Agreement are inserted for convenience only and do not constitute a Section of this Agreement.











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      6.8 Counterparts. This Agreement may be executed simultaneously in two or more counterparts, any one of which need not contain the signatures of more than one party, but all such counterparts taken together shall constitute one and the same Agreement.

      6.9 Effectiveness of Organization and Financing Agreement, Limited Partnership Agreement and Technical Services Agreement. Except as modified by this Agreement, all respective provisions of the Organization and Financing Agreement, the Limited Partnership Agreement and the Technical Services Agreement are unchanged and remain in full force and effect and are ratified and confirmed by the parties hereto.

          [The remainder of this page is intentionally left blank.]











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



      IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

VOICESTREAM PCS BTA I CORPORATION       PROVIDENCE MEDIA PARTNERS L.P.
                                        By Providence Media GP Limited
                                           Partnership
                                        By Providence Ventures L.P., its
                                           General Partner

By  /s/ Cregg B. Baumbaugh              By  /s/ Jonathan M. Nelson
  -------------------------------         ---------------------------------
  Name:  Cregg B. Baumbaugh               Name:  Jonathan M. Nelson
       --------------------------              ----------------------------
  Title: Executive Vice President -       Title: General Partner
        -------------------------               ---------------------------
         Finance, Strategy and
         Development


WESTERN WIRELESS CORPORATION            VOICESTREAM WIRELESS CORPORATION


By  /s/ Donald Guthrie                  By  /s/ Cregg B. Baumbaugh
   ---------------------------            ---------------------------------
  Name:  Donald Guthrie                   Name:  Cregg B. Baumbaugh
       --------------------------              ----------------------------
  Title: Vice Chairman                    Title: Executive Vice President -
        -------------------------               ---------------------------
                                                 Finance, Strategy and
                                                 Development


      SIGNATURE PAGE TO EXCHANGE RIGHTS ACQUISITION AND GRANT AGREEMENT











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